UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 11, 2008

CERAGENIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50470	84-1561463
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1444 Wazee Street, Suite 210, Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 946-6440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

As most recently disclosed in its Annual Report on Form 10-K for the year ended December 31, 2007, the Company had provided the following forward looking statements regarding NeoCeram™, a pediatric barrier repair cream intended to help create a skin barrier in premature infants and neonates:

•                  The Company intended on using its 510(k) approval for EpiCeram® to market NeoCeram™;

•                  The Company intended to use the same formulation as EpiCeram® but package NeoCeram™ for single dose usage; and

•                  The Company planned to complete development and commence a clinical study (subject to IRB approval) for NeoCeram™ during 2008.

After further consideration of various clinical, financial, marketing and regulatory factors, the Company hereby amends its forward looking guidance regarding NeoCeram™ as follows:

•                  The Company intends to file a separate 510(k) for NeoCeram™ as a result of several changes the Company plans to make to the formulation regarding sterilization and viscosity;

•                  The Company expects to complete development and file the 510(k) by the end of the first quarter of 2009;

•                  The Company believes the contemplated changes are minor and should not result in an inordinately longer review period but cannot predict when clearance will be received; and

•                  Upon receiving regulatory clearance for NeoCeram™, the Company plans to commence the clinical study (subject to IRB approval).

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ceragenix Pharmaceuticals, Inc.

Dated:	June 11, 2008	/s/ Jeffrey Sperber
Jeffrey Sperber, Chief Financial Officer